UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
August 16, 2010

USANA HEALTH SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Utah

(State or other jurisdiction of incorporation)

0-21116	87-0500306
(Commission File No.)	(IRS Employer Identification
Number)

3838 West Parkway Boulevard
Salt Lake City, Utah 84120
(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code: (801) 954-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

As described in more detail below, on August 16, 2010, USANA Health Sciences, Inc., a Utah corporation (the “Company” or “USANA”), indirectly acquired BabyCare Ltd. (“BabyCare”), a limited liability company incorporated under the laws of the People’s Republic of China (“PRC” or “China”).  BabyCare is a direct selling company in China that is principally engaged in developing, manufacturing and selling nutritional products for the entire family, with an emphasis on infant nutrition, through both a distributor sales force and a chain of retail centers.  BabyCare has received a license from the Chinese government to engage in direct selling activities in the municipality of Beijing and is working to obtain similar licenses in other Chinese provinces.  This direct selling license allows BabyCare to engage non-employee distributors to sell BabyCare’s products away from fixed retail locations.

BabyCare was founded in 1999 and is headquartered in Beijing, China. It has operations in 21 cities and 16 provinces. For fiscal 2009, BabyCare produced annual net sales of approximately $15 million and had total assets of $19 million. Historically, BabyCare has not been profitable under its retail-based model, but is in the process of transitioning to operate under its direct selling license. The Company believes that this acquisition of BabyCare is the most effective way for the Company to enter the direct selling market in China.

This acquisition was accomplished in the following simultaneous transactions.  The Company acquired Pet Lane, Inc., a Delaware corporation (“Pet Lane”), which is the record owner of BabyCare in China.  Simultaneously, the Company entered into and closed a share purchase agreement (the “Purchase Agreement”) by and among the Company and the following parties: Pet Lane; Yaolan Ltd., an exempted company organized under the laws of the Cayman Islands (“Yaolan”); and BabyCare Holdings, Ltd., an exempted company organized under the laws of the Cayman Islands (“BabyCare Holdings”).  Pursuant to the Purchase Agreement, the Company, through its acquisition entity Pet Lane, acquired all of the issued and outstanding shares of BabyCare Holdings (the “Shares”) from Yaolan.  BabyCare Holdings is the beneficial owner of BabyCare. As a result of its acquisition of Pet Lane and BabyCare Holdings, the Company, indirectly, has acquired both record and beneficial ownership of BabyCare.

The aggregate purchase price for the Shares is $62,716,000 which consists of: (i) $45,000,000 in cash, which was paid by the Company at closing, less $5,783,600 (the “Escrow Amount”), which has been deposited in escrow for 18 months from the date of closing to provide security for certain indemnification obligations under the Purchase Agreement; and (ii) 400,000 shares of the Company’s common stock (the “Stock”).  Pursuant to the Purchase Agreement, the Company has agreed to prepare and file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) to register the resale of all of the Stock. If, at the time when the registration statement is declared effective by the SEC, the market value of the Stock (as defined in the Purchase Agreement) is less than $12,836,000 (which equates to $32.09 per share), then the Company will be required to pay Yaolan a cash payment equal to the deficit below that amount.

The Purchase Agreement contains representations and warranties which are customary for a transaction of this nature.  The Purchase Agreement also requires both parties to indemnify each other for breaches of representations and warranties under the Purchase Agreement, as well as fraud and intentional misrepresentation.  A party’s liability for breach of a representation or warranty under the Purchase Agreement is capped at the Escrow Amount; provided that there is no cap for fraud or intentional misrepresentation.

BabyCare’s existing management team has agreed to remain in place through this acquisition and will continue to operate BabyCare as it is currently operating. The Company has caused BabyCare to enter into employment agreements with certain of BabyCare’s executives, including its Chief Executive Officer. Additionally, certain of BabyCare’s executives and employees received equity awards from the Company in connection with this transaction and their employment. The equity awards provided to these individuals, as a group, consist of: (i) 395,000 stock-settled stock appreciation rights, and (ii) 100,000 restricted shares of the Company’s common stock. These equity awards were issued under the USANA Health Sciences, Inc. 2006 Equity Incentive Award Plan and contain vesting, termination and other provisions similar to awards USANA has historically granted to its executives and employees.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached to this Form 8-K as Exhibit 10.1 and the terms of which are incorporated herein by reference.

Item 2.01.      Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 3.02.      Unregistered Sales of Equity Securities.

As disclosed in Item 1.01 above, on August 16, 2010, the Company issued 400,000 shares of its common stock (the “Stock”) to Yaolan as part of the aggregate purchase price under the Purchase Agreement.  The Stock was not registered under the Securities Act of 1933, as amended (the “Securities Act”).  The Company issued the Stock in reliance on an exemption from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.  As also disclosed in Item 1.01 above, the Company has agreed under the Purchase Agreement to prepare and file a registration statement with the SEC to register the resale of all of the Stock.

Item 8.01.      Other Events.

On August 16, 2010, the Company issued a press release, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference, announcing the execution of the Purchase Agreement and the Company’s indirect acquisition of BabyCare.

Item 9.01.      Financial Statements and Exhibits.

(a)   Financial Statements of Business Acquired.

The financial statements required to be filed pursuant to Item 9.01(a) of Form-8-K will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b)   Pro Forma Financial Information.

The pro forma financial information required to be filed pursuant to Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(d)   Exhibits.

Exhibit No.	Document

10.1	Share Purchase Agreement, dated as of August 16, 2010, among USANA Health Sciences, Inc., Petlane, Inc., Yaolan Ltd., and BabyCare Holdings Ltd.
99.1	Press release issued by USANA Health Sciences, Inc. issued August 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USANA HEALTH SCIENCES, INC.

By:	/s/ Jeffrey A. Yates
Jeffrey A. Yates, Chief Financial Officer

Dated: August 16, 2010